UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 30, 2012

INOVA TECHNOLOGY, INC.

 (Exact name of registrant as specified in its charter)

NEVADA	000-27397	98-0204280
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 W. Sahara Ave. Suite 800 Las Vegas, NV 89102

(Address of principal executive offices)(Zip Code)

800-757-9808

(Registrant's Telephone Number, Including Area Code)

Item 8.01 Other events

The Form 4 recently filed relates to the acquisition of 6,944,444 Inova shares by Southbase International Limited (a company related to our CEO Adam Radly). The Form 4 incorrectly states that the shares were acquired by Inova Technology. This will be corrected to reflect that the shares were acquired by Southbase International Limited.

* Pursuant to Item 601(b)(2) of Regulation S-K, certain of the exhibits and schedules may have been omitted. If so, such exhibits and schedules will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Inova Technology, Inc.

Date: January 30, 2012	By:	/s/ Adam Radly
Adam Radly
Chairman & Chief Executive Officer